UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 28, 2022
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
Terms of the Agreement
On April 28, 2022, Jones Lang LaSalle Income Property Trust, Inc. (the “Company ,” “we,” “us,” or “our”), as Borrower, entered into a credit agreement providing for a $1 billion revolving line of credit and unsecured term loan (collectively, the “Credit Facility”) with a syndicate of nine lenders led by JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A., Capital One, National Association, PNC Capital Markets LLC and Wells Fargo Securities, LLC as Co-Syndication Agents and BofA Securities, Inc., Capital One, National Association, PNC Capital Markets LLC and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners. The lenders are JPMorgan Chase Bank, N.A.; Bank of America, N.A.; PNC Bank, National Association; Wells Fargo Bank, a National Association; BMO Harris Bank N.A.; Fifth Third Bank, National Association; Capital One, National Association; Key Bank National Association; and The Bank of New York Mellon. The Credit Facility provides the Borrower with the ability, from time to time, to increase the size of the Credit Facility up to a total of $1.3 billion, subject to receipt of lender commitments and other conditions.
The $1 billion Credit Facility consists of a $600 million revolving credit facility (the “Revolving Credit Facility”) and a $400 million term loan (the “Term Loan”). The primary interest rate for the Revolving Credit Facility is based on Adjusted Term SOFR plus 0.10%, plus a margin ranging from 1.30% to 2.00%, depending on our total leverage ratio. The primary interest rate for the Term Loan is based on Adjusted Term SOFR plus 0.10%, plus a margin ranging from 1.25% to 1.95%, depending on our total leverage ratio. The maturity date of the Revolving Credit Facility is April 28, 2025 and the Term Loan is April 28, 2027. The credit facility contains two, twelve-month extension options at our election. Based on our current total leverage ratio, we can elect to borrow at Adjusted Term SOFR plus 0.10% plus 1.35% and Adjusted Term SOFR plus 0.10% plus 1.30% for the Revolving Credit Facility and Term Loan, respectively, or alternatively, we can choose to borrow at a “base rate” equal to (i) the highest of (a) the Federal Funds Rate plus 0.5%, (b) the prime rate announced by JPMorgan Chase Bank, N.A., and (c) Adjusted Term SOFR plus 1.0%, plus (ii) a margin ranging from 0.30% to 1.00% for base rate loans under the Revolving Credit Facility or a margin ranging from 0.25% to 0.95% for base rate loans under the Term Loan. If the “base rate” is less than 1.0%, it will be deemed to be 1.0% for purposes of the Credit Facility.
Fees
The Borrower must pay to the lenders a quarterly unused Revolving Credit Facility and Term Loan fee that equals the amount of the Revolving Credit Facility and Term Loan unused by the Borrower on a given day multiplied by 0.20% to 0.25% on an annualized basis depending on our total leverage ratio.
Guarantees and Covenants
Borrowings under the Credit Facility are guaranteed by the Company and certain of its subsidiaries. The Credit Facility requires the maintenance of certain financial covenants, including: (i) unencumbered property pool leverage ratio; (ii) debt service coverage ratio; (iii) maximum total leverage ratio; (iv) fixed charges coverage ratio; (v) minimum net asset value; (vi) maximum secured debt ratio; (vii) maximum secured recourse debt ratio; (viii) maximum permitted investments; and (ix) unencumbered property pool criteria. The Credit Facility provides the flexibility to move assets in and out of the unencumbered property pool during the term of the Credit Facility.
In addition, the Credit Facility contains customary affirmative and negative covenants, which, among other things, require the Borrower to deliver to the lenders specified quarterly and annual financial information, and limit the Company, subject to various exceptions and thresholds from: (i) creating liens or indebtedness on the unencumbered property pool; (ii) merging with other companies or changing ownership interest; (iii) selling all or substantially all of its assets or properties; (iv) entering into transactions with affiliates, except on an arms-length basis; (v) making certain types of investments; and (vi) changing the nature of the Company’s business.

Repayment
The Credit Facility permits voluntary prepayment of principal and accrued interest without premium or penalty and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Credit Facility, the lenders may accelerate the repayment of amounts outstanding under the Credit Facility and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.
Use of Proceeds
Borrowings under the Credit Facility are available for general business purposes including, but not limited to, refinancing of existing indebtedness and financing the acquisition of permitted investments, including commercial properties.

Item 7.01 - Regulation FD Disclosure.

On May 3, 2022, the Company issued a press release announcing it has secured a $1 billion credit facility with a syndicate of nine market-leading real estate lenders.

The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Credit agreement between Jones Lang LaSalle Income Property Trust, Inc. and JPMorgan Chase Bank, N.A. for a $1 billion revolving line of credit and unsecured term loan.
99.2	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on May 3, 2022 announcing a $1 billion credit facility with a syndicate of nine market-leading real estate lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer
Date: May 4, 2022

EXHIBIT INDEX

Exhibit Number	Description
99.1	Credit agreement between Jones Lang LaSalle Income Property Trust, Inc. and JPMorgan Chase Bank, N.A. for a $1 billion revolving line of credit and unsecured term loan.
99.2	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on May 3, 2022 announcing a $1 billion credit facility with a syndicate of nine market-leading real estate lenders.